                                                                     EXHIBIT 5.1


                     [Letterhead of US Airways Group, Inc.]

US Airways Group, Inc.
2345 Crystal Drive
Arlington, Virginia 22227

                                                              September 19, 2005

                           Re: US Airways Group, Inc.
                           Registration Statement on Form S-1

Ladies and Gentlemen:

      I am delivering this opinion to you in my capacity as Vice President and Deputy General Counsel of US Airways Group, Inc., a Delaware Corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-1 (No. 333-126226, the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance by the Company of shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company in a public offering (the "Offering") for proceeds of up to $150,000,000 or $172,000,000 if the underwriters' overallotment option is exercised in full.

      This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

      In connection with rendering this opinion, I and members of my staff have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents: (i) the Registration Statement (including the Prospectus); (ii) the Amended and Restated Certificate of Incorporation of the Company; (iii) the Purchase Agreement (as defined below); (iv) the Amended and Restated By-laws of the Company; (v) the Agreement and Plan of Merger, dated as of May 19, 2005, as amended, by and among the Company, America West Holdings Corporation, a Delaware Corporation, and Barbell Acquisition Corp., a Delaware Corporation and a wholly owned subsidiary of the Company; (vi) resolutions of the Board of Directors of the Company relating to the Offering and the Registration Statement; and (vii) such other certificates, instruments and documents, as I have deemed necessary for the purposes of rendering the opinions set forth below.

      In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company,

I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

      I have assumed that appropriate action will be taken, prior to the offer and sale of the shares of Common Stock, to register and qualify such shares for sale under applicable state and securities or "blue sky" laws.

      I am admitted to practice law in the State of California and the District of Columbia. I do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of California and the District of Columbia, the General Corporation Law of the State of Delaware, and the laws of the United States of America to the extent specifically referred to herein, and I do not express any opinion as to the effect of any other laws on the opinions stated herein.

      Based upon and subject to the foregoing, I am of the opinion that the shares of Common Stock to which the Registration Statement relates have been duly authorized by all requisite corporate action on behalf of the Company and, when issued and sold in the manner contemplated by the Purchase Agreement to be entered into by the Company and the underwriters (the "Purchase Agreement") and the documents contemplated thereby, and upon receipt by the Company of payment therefor as provided in the Purchase Agreement (with respect to shares of Common Stock being sold by it), will be validly issued, fully paid and non-assessable.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the caption "Legal Matters" contained in the Prospectus forming a part of the Registration Statement.

                                       Very truly yours,
                                       /s/  Janet L. Dhillon



                                       2